                                                                Exhibit 10.21





                                 LOAN AGREEMENT

                            (FOREIGN CURRENCY LOAN)


                                    BETWEEN

                     MODULER ELECTRONICS (INDIA) PVT. LTD.


                                  AS BORROWER

                                      AND

       THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED

                                   AS LENDERS

                                 LOAN AGREEMENT
                                 --------------

                              FC-Foreign Currency
                              -------------------


        THIS AGREEMENT made this 18th day of March One Thousand Nine Hundred and Ninety Six at Bombay between MODULER ELECTRONICS (INDIA) PVT. LTD. a Company within the meaning of the Companies Act, 1956 (1 of 1956) and having its Registered Office at 406, Dalamal Towers, Nariman Point, Bombay 400 021 (hereinafter referred to as "the Borrower" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                      AND

THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (7 of 1913) and having its registered office at 163, Backbay Reclamation, Bombay 400 020 (hereinafter referred to as "the Lenders" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                  ARTICLE - I

                                  DEFINITIONS

1.1 The following terms shall have the following meanings:-

(a) "Due Date" means, in respect of

    i) an instalment of principal -- the date on which the instalment falls due as stipulated in Schedule V hereto.

   ii) interest -- the date on which interest falls due as stipulated in
       Schedule V hereto.

  iii) commitment charge -- the date on which commitment charge falls due as stipulated in Section 2.3 of Article II hereof.


                                     [SEAL]

(b) "Financing Plan" means the financing plan as described in Schedule III hereto.

(c) "General Conditions" means the GENERAL CONDITIONS No. GC-FC-88 APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY FINANCIAL INSTITUTIONS.

(d) "Loan" or "Loans" means the amounts of various foreign currencies specified in Section 2.1 of Article II hereof or their equivalents in other foreign currencies used for their purchase, agreed to be provided by the Lenders for the Project or (as the context requires) so much thereof as may be outstanding from time to time.

(e) "Project" means the project to be financed as described in Schedule II hereto.

1.2  GENERAL CONDITIONS

        The Loan(s) hereby agreed to be granted by the Lenders shall be subject to the Borrower complying with the terms and conditions set out herein and also in the General Conditions a copy of which is annexed hereto. The General Conditions shall be deemed to form part of this Agreement and shall be read as if they are specifically incorporated herein.

                                  ARTICLE - II

                          AGREEMENT AND TERMS OF LOAN

2.1  AMOUNT AND TERMS OF LOAN

        The Borrower agrees to borrow from the Lenders and the Lenders agree to lend to the Borrower out of foreign currencies specified in Schedule IV hereto, on the terms and conditions contained herein as also in the General Conditions, the sums to the maximum extent in various foreign currencies set out in Schedule I equivalent in the aggregate to about Rs.2520 lacs.

2.2A.  INTEREST

  i) The Borrower shall pay to the Lenders interest on the Loan(s) at the rate(s) and in the manner provided in Schedule V hereto.

 ii)  Disbursements made pending creation of final security as stipulated in
      Article III hereof shall carry further interest at the rate of 1% per annum till creation of such security.

iii) Provided however, interest on rupees: defaulted amounts, arrears of liquidated damages and sums incurred by the Lenders by way of expenses in terms of Sections 4.11, 4.5 and 4.7 respectively of the General Conditions shall be payable quarterly on February 20, May 20, August 20 and November 20.


                                     [SEAL]

2.2B INTEREST RATE SURCHARGE

        "The Borrower shall pay to the Lenders interest rate surcharge at the rate of 25% per annum or such other rate Reserve Bank of India (RBI) may indicate from time to time on the lending rate. The interest rate surcharge will be payable by the Borrower from the date of drawal of the loan. Such interest rate surcharge shall be payable quarterly each year along with the interest payable on the outstanding amounts of the Loan."

2.3 FRONT END FEE

        The Borrower shall pay to the Lenders Front End Fee of 1.05% of the Loan on or before signing this Agreement.

2.4 LAST DATE OF WITHDRAWALS

        Unless the Lenders otherwise agree, the right to make drawals from the Loan(s) shall cease on March 31, 1997.

2.5 REPAYMENT

        The Borrower undertakes to repay the principal amount of the Loan(s) in accordance with the Amortization Schedule set forth in Schedule VI hereto.

2.6 CONVERSION RIGHT IN CASE OF DEFAULT

        If the Borrower commits a default in payment or repayment of any instalment of principal amount of the Loans or interest thereon or any combination thereof, then, the Lenders shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option 20% of the rupee equivalent of the defaulted amount determined in accordance with
Section 4.11 of Article IV of the General Conditions into fully paid up equity shares of the Borrower, at par, in the manner specified in a notice in writing to be given by the Lenders to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (hereinafter referred to as the "date of conversion").

i) On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lenders as from the date of conversion and the Lenders shall accept the shares in satisfaction of the said defaulted amount(s) in respect of the Loans to the extent so converted. The amount so converted shall cease to carry interest as from the date of conversion and the outstanding amount in respect of the Loans shall stand correspondingly reduced. The equity shares so allotted and issued to the Lenders shall cease from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient unissued equity shares for the above purpose.


                                     [SEAL]

    (i) The conversion right reserved as aforesaid may be exercised by the Lenders on one or more occasions during the currency of the Loan(s) on the happening of the default as specified in this Section.

    (ii) The Borrower assumes and undertakes that in the event of the Lenders exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which will be issued to the Lenders as a result of the conversion, listed with the Bombay Stock Exchange.

                                  ARTICLE III

                                    SECURITY

3.1 SECURITY FOR THE LOAN

(A) The Loan(s) together with all interest, liquidated damages, commitment charges premia on prepayment or on redemption, costs, expenses and other monies whatsoever stipulated in this Agreement shall be secured by:

        a) a first charge by way of hypothecation in favour of the Lenders of all the Borrower's moveables (save and except book debts), including moveable machinery, machinery spares, tools and accessories present and future, subject to prior charges created and/or to be created:

                i) in favour of the Borrower's Bankers on the Borrower's stocks of raw materials, semi-finished and finished goods, consumable stores and such other moveables as may be agreed to by the Lead Institution for securing the borrowings for working capital requirements in the ordinary course of business; and

        The mortgages and charges referred to above shall rank pari passu with the mortgages and charges created and/or to be created in favour of:

         i) ICICI for its Rupee Loan of Rs.84 lacs.

        ii) ICICI for its Foreign Currency Loan equivalent to US $7.55 million.

(B) The Borrower shall make out a good and marketable title to its properties to the satisfaction of the Lenders and comply with all such formalities as may be necessary or required for the said purpose.


                                     [SEAL]

3.2  CREATION OF ADDITIONAL SECURITY

        If at any time during the subsistence of this Agreement, the Lenders is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loans then outstanding, then, on the Lenders advising the Borrower to that effect, the Borrower shall provide and furnish to the Lenders, to the satisfaction of the Lenders, such additional security as may be acceptable to the Lenders to cover such deficiency.

3.3  ACQUISITION OF ADDITIONAL IMMOVEABLE PROPERTIES

        So long as any monies remain due and outstanding to the Lenders, the Borrower undertakes to notify the Lenders in writing of all its acquisitions of immoveable properties and as soon as practicable thereafter to make out a marketable title to the satisfaction of the Lenders and charge the same in favour of the Lenders by way of first charge the same in favour of the Lenders by way of first charge in such form and manner as may be decided by the Lenders.

3.4  GUARANTEE

        The Borrower shall procure irrevocable and unconditional personal guarantee(s) from M.L. Tandon in favour of the Lenders for the due repayment of the Loans and the payment of all interest and other monies payable by the Borrower in the form prescribed by the Lenders and to be delivered to the Lenders before any part of the Loan is advanced. The Borrower shall not pay any guarantee commission to the said Guarantor(s).

                                  ARTICLE - IV

                       APPOINTMENT OF NOMINEE DIRECTOR(S)

        The Borrower agrees that the Lenders shall be entitled to appoint and withdraw from time to time one Director on the Board of Directors of the Borrower during the currency of this Agreement.

                                  ARTICLE - V

                               SPECIAL CONDITIONS

        The Loan(s) hereby granted shall also be subject to the Borrower complying with the special conditions set out in Schedule VII hereto.



         [SEAL]

                                  ARTICLE - VI

                          EFFECTIVE DATE OF AGREEMENT

     This Agreement shall become binding on the Borrower and the Lenders on and from the date first above written. It shall be in force till all the monies due and payable under this Agreement are fully paid off.


                                     [SEAL]

                                   SCHEDULE I

                              PARTICULARS OF LOANS

Name of the Lender                                  Loan
- ------------------                                  ----
                                                                   (Equivalent)
                                        RC        Equal US$       (Rs. in lacs)
                                       ----       ---------       -------------
The Industrial Credit and               US        7,000,000           2520
  Investment Corporation of India     Dollars
  Limited (ICICI)
163 Backbay Reclamation
Bombay 400 020

                                     [SEAL]

                                  SCHEDULE II

                                    PROJECT

        The Borrower proposes to expand existing facilities for manufacture of Winchester Disk drives for computers from 500,000 nos. per annum to 1,200,000 nos. per annum, at Madras Export Processing Zone, Madras.

        The Loan(s) shall be utilised by the Borrower for import of Capital
Goods.

                                  SCHEDULE III

                                 FINANCING PLAN

A. The total estimated cost of the project is Rs.8290 made up as under:

                                                 (Rs in lacs)

                                                 Rupee equivalent
                                      Rupee    of foreign currency    Total
                                      Cost             cost            cost
                                      -----    -------------------    ------
Land & Site Development
Buildings
Plant & Machinery -
  a) Imported
     i) CIF value                                    6705              6705
    ii) Import Duty
   iii) Clearing & Forwarding
         Charges
  b) Indigenous
  c) Foundation & Erection Charges
Miscellaneous fixed assets            190                               190
Preliminary and Capital Issue
 expenses including interest
 during construction period           344                               344
Contingencies
Margin money for working             1051                              1051
  capital                                                              ----
Total of Rupee &
foreign currency cost                                                  8290
                                                                       ====

B.  The proposed sources of financing are as follows:


                                                (Rs. in lacs)
SHARE CAPITAL                                       1990
FOREIGN CURRENCY LOANS
   ICICI                                            3600
INTERNAL RESOURCES                                  1319
UNSECURED LOANS/DEPOSITS                            1296
SUBSIDY                                               85
                                                    ----
TOTAL                                                                     8290
                                                                          ====

        The Rupee figure has been arrived at on the basis of rates of exchange of the foreign currencies involved prevailing at the time of sanction of the Loan(s) and is subject to revision based on the fluctuations in foreign currency rates.



           [SEAL]

                                  SCHEDULE IV


        The Loan referred to in section 2.1 herein is comprised of the following:

        (i) USD 7,000,000

        which is agreed to be provided as follows:

        (i) USD 7,000,000

equivalent in the aggregate to US$ 7,000,000 (hereinafter referred to as the ("Bayerische Loan") (which expression shall, unless expressly provided otherwise, mean the aggregate of the amounts of various foreign currencies of their equivalents in other foreign currencies used for their purchase expressed in US$ equivalent or so much thereof as may be outstanding from time to time) out of the facility available to ICICI in terms of the Facility Agreement entered into between ICICI, Bayerische Landesbank Cirozentrale and other Banks mentioned in the Facility Agreement.

                                     [SEAL]

                                    :  12  :

                                   SCHEDULE V

                                     PART I

                                   SUB PART h

                               (BAYERISCHE LOAN)

        The following provisions shall apply to the Bayerische Loan:

1.  APPLICATION OF PROCEEDS
    -----------------------

        No part of the Bayerische Loan shall be used for any purpose other than for the import of capital goods.

2.  INTEREST
    --------

        The Borrower shall pay to ICICI interest on the principal amount of the Bayerische Loan outstanding from time to time quarterly on February 20, May 20, August 20, and November 20 at a floating rate of 4% over and above the US$ LIBOR plus applicable interest tax as may be advised by ICICI to the Borrower. However, the last interest payment date shall be on February 20, 20003.

3.  COMPUTATION OF INTEREST & OTHER CHARGES
    ---------------------------------------

        Interest and other charges shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

                                     [SEAL]

4. REPAYMENT

        Bayerische Loan is repayable in accordance with the Amortization Schedule set forth in Schedule VI Part I Sub part - h hereto. The Amortization Schedule has been drawn up on the basis of the aggregate U.S. equivalent of the foreign currencies involved at the rates of exchange prevailing at the time of sanction of the Bayerische Loan and is subject to revision on the basis of rates of exchange prevailing at the time of each disbursement.

5. PREPAYMENT AND FORWARD CONTRACTS

        Unless expressly agreed to by ICICI and subject to payment of such premium as may be stipulated by ICICI the Borrower shall not be entitled to prepay in whole or in part of the Bayerische Loan before the due date nor shall be entitled to enter into forward contracts to buy foreign currencies in respect of the Bayerische Loan or in respect of payment of interest or other payments herein.

6. DUE DATE

        If the Due Date referred to herein falls on a day which is not a business day, Due Date shall be extended to the next succeeding business day, unless such day falls in the next succeeding calendar month, in which event, such due date shall be immediately preceding business day. Business day shall be construed as a reference to a day (other than Saturday or Sunday) on which banks are generally open for business in Singapore, London, New York City, Hong Kong and Bombay.


                                     [SEAL]

7. LAST DATE OF WITHDRAWAL
   -----------------------

     Unless otherwise agreed to by ICICI, no part of the Bayerische Loan shall be drawn after January 15, 1997.


                                     [SEAL]

                                  SCHEDULE VI

                                     PART I

                                   SUB PART h

                             AMORTISATION SCHEDULE

                               (BAYERISCHE LOAN)

                                                                   IN US$

                                                              Principal amount
Date payment                                                     outstanding
   due                        Payment of Principal           after each payment
- -------------------------------------------------------------------------------
                                                                7,000,000
May      20, 1998                 583,333                       6,416,667
August   20, 1998                 583,333                       5,833,334
November 20, 1998                 583,333                       5,250,001
February 20, 1999                 583,333                       4,666,668

May      20, 1999                 583,333                       4,083,335
August   20, 1999                 583,333                       3,500,002
November 20, 1999                 583,333                       2,916,669
February 20, 2000                 583,333                       2,333,236

May      20, 2000                 583,333                       1,750,003
August   20, 2000                 583,333                       1,166,670
November 20, 2000                 583,333                         583,337
February 20, 2001                 583,333                          ---

                                     [SEAL]

                                 SCHEDULE - VII

                               SPECIAL CONDITIONS

1. The Company shall implement the Project within the overall project cost of Rs.8290 lacs ("the Project Cost") and in accordance with the financing plan ("the Financing Plan") both as agreed to between the Company and ICICI and which will be set out in the loan Agreement and shall commence commercial production on or before April 1, 1997 ("the Completion Date").

2. The Company shall, out of the envisaged cash accruals of Rs.2330 lacs during the period 1/4/96 to 31/3/97, utilise a sum of Rs.1977 lacs for meeting a part of the cost of the Project and/or other requirements of funds.

3. The Company shall raise Rs.2010 lacs by issue of Equity Shares to promoters to the satisfaction of ICICI for meeting a part of the cost of the Project and/or other requirements of funds.

4.  Before the loans become effective -

    The Company shall raise at least 50% of the abovementioned equity capital of Rs.2010 lacs, i.e. at least Rs.1005 lacs, to the satisfaction of ICICI for meeting a part of the cost of the project.

5. The Company shall obtain State Subsidy of Rs.85 lacs for meeting a part of the cost of the Project. In the event the Company is unable to obtain the subsidy, the Company shall raise funds on terms satisfactory to ICICI to meet the shortfall.

6. The Company shall raise unsecured loan of Rs.1296 lacs, to the satisfaction of ICICI for meeting a part of the cost of the project. The unsecured loans shall not carry any interest till the Company commences payment of dividend. Thereafter, the interest on such loan shall be equal to the interest on secured loans or the percentage of dividend, whichever is lower.

    Before the loans become effective -

    The Company shall raise at least 50% of the abovementioned unsecured loans of Rs.1296 lacs, i.e. at least Rs.648 lacs, to the satisfaction of ICICI for meeting a part of the cost of the project.

                                     [SEAL]

 7. The Company shall undertake/furnish an undertaking from M.L.Tandon in terms of Section 8(g) of GC-FC-88.

 8. The Company shall make satisfactory arrangements with its bankers for meeting its additional working capital requirements and shall furnish a letter from its bankers in this regard.

 9. The Company shall satisfy ICICI that the physical progress as well as expenditures incurred on the Project are as per the original schedule. To this end, the Company agrees and undertakes to furnish to ICICI such information and data as may be required by ICICI.

10. The Company shall suitably among its Articles of Association to provide for appointment of nominee director by ICICI on the Board of the Company.

11. ICICI shall be entitled to appoint one nominee of the Board of Directors of the Company during the currency of ICICI's assistance.


                                     [SEAL]

        IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to duplicate hereof and ICICI has caused this Agreement to be executed in duplicate on the day, month and year first above written as hereinafter appearing:


THE COMMON SEAL of Moduler
Electronics (India) Pvt. Ltd.
has pursuant to the Resolution of
its Board of Directors passed in
that behalf on the 29th day of
February 1996 hereunto been affixed
in the presence of Shri M.I. Trade
Director who have signed these
presents in token thereof and
Shri Bhupendra V. Shah authorized
person who has countersigned the
same in token thereof.                        /s/ Bhupendra V. Shah


SIGNED AND DELIVERED by the
within named Lenders by the hand of
Shri I. Raghacudran an authorized
official of ICICI, ICICI acting as
the Lender.                                   /s/  Shri I. Raghacudran
